PricewaterhouseCoopers LLP 1880 Century Park East Century City West Los Angeles CA 90067 Telephone (310) 201 1700

June 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Kushner-Locke Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company’s Form 8-K/A report dated May 16, 2002. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP